Exhibit 99.1
Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of eFuture Information Technology Inc., a company incorporated under the laws of Cayman Islands, par value $0.0756 per share, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 25, 2015.

Shiji (Hong Kong) Limited

By:	/s/ Zhongchu Li
	Name:	Zhongchu Li
	Title:	Director

Beijing Shiji Information Technology Co., Ltd.

By:	/s/ Zhongchu Li
	Name:	Zhongchu Li
	Title:	Director

Zhongchu Li

/s/ Zhongchu Li